EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP. t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.comt

August 10, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: FWF Holdings Inc.

Dear Madame or Sir

On August 8, 2016 our appointment as auditor for FWF Holdings Inc., ceased. We have read FWF Holdings Inc.'s statement included under Item 4.01 of its Form 8-K dated August 8, 2016 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board